            Exhibit 99.1

Contact:
Kim Doran, (336) 544-2406
kdoran@quixotegroup.com

RICHARD GARRITY NAMED SENIOR VICE PRESIDENT OF SUPPLY CHAIN MANAGEMENT
FOR CHROMCRAFT REVINGTON, INC.

    WEST LAFAYETTE, IN, March 26, 2007 -Chromcraft Revington, Inc. (AMEX:CRC) today announced Richard J. Garrity will join the Company as senior vice president of supply chain management. Garrity will report directly to Ben Anderson-Ray, the Company’s Chairman and Chief Executive Officer.

    Prior to joining Chromcraft Revington, Garrity worked at Thomasville Furniture Industries as Vice President of Supply Chain Management. His previous experience includes similar supply chain executive management positions with Staples Inc., Homelife Furniture Corporation, Enesco and other companies.

    Garrity will serve in a newly created position that is part of Chromcraft Revington’s transformation from an autonomous manufacturing divisional structure to a functional structure that is driven by proven leadership. He will be responsible for worldwide supply chain management, including forecasting, production planning, purchasing, production, replenishment, domestic and international transportation logistics, warehousing and distribution, customs and regulatory compliance, inventory management and aspects of customer service for all brands.

    “We welcome the perspective, knowledge and experience Garrity brings to the Chromcraft Revington management team,” said Anderson-Ray. “We believe his experience, both in our category and outside the furniture industry, will help optimize the Company’s global strengths and business opportunities, adding new dynamics to the strength of our executive team as we shift our focus to be more market driven and responsive to both consumers and customers.”

    “This new leadership role offers me the opportunity to leverage my experience while contributing to the transformation and expansion of a great company,” said Garrity. “I welcome the chance to be involved with the new Chromcraft Revington leadership team, and I look forward to working within a new business structure that recognizes the value of bringing new thinking and expertise from outside as well as inside the furniture category,” he added.

    The Company has entered into an employment agreement with Mr. Garrity and will grant to him an award of 7,500 shares of restricted common stock of the Company. The restricted stock will be eligible to vest in equal increments of 2,500 shares each on December 31, 2007, 2008 and 2009. A copy of Mr. Garrity's employment agreement will be included in the Company's Form 8-K to be filed with the Securities and Exchange Commission.

    Chromcraft Revington businesses design, manufacture and market residential and commercial furniture throughout the United States. Under the corporate brand, CR-Home, the Company wholesales its products under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter" brand names.

    This release contains forward-looking statements that are based on current expectations and assumptions. These forward-looking statements can be generally identified as such because they include future tense or dates, or possible future events or outcomes or words such as “believe,” or are not historical or current facts. Forward-looking statements are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated as of the date of this release.

    Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated are the ability of the Company to complete the restructuring actions previously disclosed as currently planned and at estimated costs; general economic conditions; import and domestic competition in the furniture industry; ability of the Company to execute business strategies; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new and existing home sales; and other factors that generally effect business. An additional list of risks relating to the Company's business is located in the Company's Form 10-K for the fiscal year ended December 31, 2006.

    The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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